Exhibit 99.1

Semtech Announces Fourth Quarter and Fiscal Year 2012 Results

  Record Annual Revenue, Gross Profit, Operating Profit and Net Income
  Annual Operating Profit up 19% from Prior Year
  Record 1,087 Design Wins in the Quarter
  Repurchased $20 Million of Company Stock in the Quarter
  Announced Plans for Largest Acquisition in Company History

CAMARILLO, Calif.--(BUSINESS WIRE)--March 7, 2012--Semtech Corporation (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors, today reported unaudited financial results for its fourth quarter and fiscal year 2012, which ended January 29, 2012.

Net revenue for the fourth quarter of fiscal year 2012 was $104.0 million, down 10.5 percent from the fourth quarter of fiscal year 2011 and down 16.1 percent from the third quarter of fiscal year 2012. Net revenue for the full fiscal year 2012 was $480.6 million, up 5.7 percent from fiscal year 2011.

Net income for the fourth quarter of fiscal year 2012, computed in accordance with U.S. generally accepted accounting principles (GAAP), was $12.4 million or 19 cents per diluted share. This compares to GAAP net income of $26.0 million or 39 cents per diluted share in the fourth quarter of fiscal year 2011 and GAAP net income of $27.0 million or 40 cents per diluted share in the third quarter of fiscal year 2012. For the full fiscal year 2012, net income was $89.1 million or $1.32 per diluted share, up from $72.6 million or $1.12 per diluted share in fiscal year 2011.

GAAP gross profit margin for the fourth quarter of fiscal year 2012 was 57.4 percent compared to 60.2 percent in the fourth quarter of fiscal year 2011 and 59.2 percent in the third quarter of fiscal year 2012. GAAP gross profit margin for the full fiscal year 2012 was 59.4 percent compared to 59.0 percent in fiscal year 2011.

To facilitate the complete understanding of comparable financial performance between periods, Semtech also presents performance results net of certain non-cash and one-time items. Semtech’s non-GAAP results exclude the following items:

  Stock-based compensation expense
  Transaction and other expenses related to acquisition activity due diligence
  Expenses related to class action litigation and ongoing stock option related matters, net of insurance recoveries
  Fair value adjustment of acquired inventory
  Amortization of acquired intangible assets
  Reorganization costs
  Impairment of intangible assets

Excluding the items listed above, non-GAAP net income for the fourth quarter of fiscal year 2012 was $21.6 million or 32 cents per diluted share. Non-GAAP net income was $31.0 million or 47 cents per diluted share in the fourth quarter of fiscal year 2011 and was $35.0 million or 52 cents per diluted share in the third quarter of fiscal year 2012. Non-GAAP net income for the full fiscal year 2012 was $119.8 million or $1.78 per diluted share. This compares to Non-GAAP net income for fiscal year 2011 of $110.2 million or $1.71 per diluted share.

Non-GAAP gross profit margin for the fourth quarter of fiscal year 2012 was 57.6 percent. Non-GAAP gross profit margin for the fourth quarter of fiscal year 2011 was 60.5 percent and 59.4 percent in the third quarter of fiscal year 2012. Non-GAAP gross profit margin for the full fiscal year 2012 was 59.6 percent, which compares to 59.9 percent Non-GAAP gross profit margin for fiscal year 2011.

As of January 29, 2012 Semtech had $327.7 million in cash, cash equivalents and marketable securities. This compares to $317.5 million in cash, cash equivalents and marketable securities at the end of the third quarter of fiscal year 2012 and $258.3 million in cash, cash equivalents and marketable securities at the end of fiscal year 2011. During the quarter Semtech used $20.0 million to repurchase approximately 0.9 million shares of stock.

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated, “We achieved fourth quarter of fiscal year 2012 results in line with our prior expectations, reflecting seasonal trends, overall market softness, and the impact of flooding in Thailand. Despite a challenging environment, Semtech posted a record number of design wins, launched 21 new products, and announced plans to acquire Gennum Corporation. Semtech’s performance continues to deliver increasing value to shareholders. Fiscal Year 2012 was another outstanding year for the company with record revenues, record gross margins, record operating profit and record earnings per share. We believe we are uniquely positioned in some very attractive markets and fiscal year 2013 promises to be another very exciting growth year for the company.”

The results announced today are preliminary, as they are subject to the annual audit by the Company’s independent registered public accounting firm. As such, these results are subject to revision until the Company will have filed its annual report on Form 10-K for fiscal year 2012.

First Quarter of Fiscal Year 2013 Outlook

  Net sales are expected to be in the range of $102.0 million to $108.0 million
  GAAP gross profit margin is expected to be flat to up 100 basis points from Q4 2012
  GAAP SG&A expense is expected to be in the range of $23.3 million to $23.6 million
  GAAP R&D expense is expected to be in the range of $19.8 million to $20.6 million
  Stock-based compensation expense, which is included in the preceding estimates, is expected to be approximately $5.9 million, categorized as follows: $0.2 million cost of sales, $4.1 million SG&A, and $1.6 million R&D
  Amortization of acquired intangible assets is expected to be approximately $2.1 million
  GAAP tax rate is expected to be in the range of 9% to 11%
  GAAP earnings are expected to be in the range of 17 to 21 cents per diluted share
  Non-GAAP earnings are expected to be in the range of 28 to 32 cents per diluted share
  Fully diluted share count is expected to be approximately 67.0 million shares
  Capital expenditures are expected to be approximately $5.0 million

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross profit, net income and earnings per diluted share and free cash flow. To provide additional insight into the Company’s first quarter outlook, this release includes a presentation of forward-looking non-GAAP earnings per diluted share. A further discussion of these non-GAAP financial measures can be found above. The non-GAAP gross profit, net income and earnings per diluted share measures exclude stock-based compensation, amortization of acquired intangible assets, and the other items detailed above. The non-GAAP presentation of free cash flow excludes capital expenditures. These non-GAAP measures are provided to enhance the user’s overall understanding of the Company’s comparable financial performance between periods. In addition, the Company’s management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of GAAP results for the fourth quarter of fiscal years 2012 and 2011, the third quarter of fiscal year 2012, the full fiscal years 2012 and 2011; a reconciliation of forward-looking earnings per diluted share for the first quarter of fiscal year 2013; and a calculation of free cash flow. These additional financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. These forward-looking statements are identified by the use of such terms and phrases as “intends,” “goal,” “estimate,” “expect,” “project,” “plans,” “anticipates,” “should,” “will,” “designed to,” “believe,” and other similar expressions which generally identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Important factors that could cause actual results to differ materially include, but are not limited to: the continuation and/or pace of key trends considered to be main contributors to the Company’s growth, such as demand for increased network bandwidth, demand for increasing energy efficiency in the Company’s products or end use applications of the products, demand for increasing miniaturization of electronic components; shifts in demand among target customers, and other comparable changes in projected or anticipated markets; adequate supply of components and materials from our suppliers, and of our products from our third-party manufacturers, to include disruptions due to natural causes or disasters, or related extraordinary weather events; the Company’s ability to forecast and achieve anticipated revenues and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European and global economic dynamics; the Company’s ability to manage expenses to achieve anticipated amounts; and the amount and timing of expenditures for capital equipment deemed necessary or advisable by the Company. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2011, in the Company’s other filings with the SEC, and in material incorporated therein by reference. In light of the significant uncertainties inherent in the forward-looking information included herein, any such forward-looking information should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Investors are cautioned not to place undue reliance on any forward-looking information contained herein. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

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Semtech and the Semtech logo are marks of Semtech Corporation.

SEMTECH CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Table in thousands - except per share amount)

	Three Months Ended			Twelve Months Ended
	January 29,	October 30,	January 30,	January 29,	January 30,
	2012	2011	2011	2012	2011
	Q4 2012	Q3 2012	Q4 2011	FY 2012	FY 2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$104,032	$123,944	$116,270	$480,601	$454,502
Cost of sales	44,368	50,537	46,264	194,956	186,196
Gross profit	59,664	73,407	70,006	285,645	268,306

Operating costs and expenses:
Selling, general and administrative	26,333	25,110	23,637	100,629	110,404
Product development and engineering	19,335	20,489	18,517	80,577	69,624
Intangible amortization	2,075	4,573	2,304	10,853	9,520
Total operating costs and expenses	47,743	50,172	44,458	192,059	189,548

Operating income	11,921	23,235	25,548	93,586	78,758
Interest and other income (expense), net	421	729	66	593	574
Income before taxes	12,342	23,964	25,614	94,179	79,332
Provision for taxes (benefits)	(46)	(3,015)	(389)	5,092	6,760
Net income	$12,388	$26,979	$26,003	$89,087	$72,572

Earnings per share:
Basic	$0.19	$0.41	$0.41	$1.37	$1.16
Diluted	$0.19	$0.40	$0.39	$1.32	$1.12

Weighted average number of shares:
Basic	64,856	65,440	63,506	65,099	62,339
Diluted	66,776	67,314	66,213	67,350	64,523

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	January 29,	January 30,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$227,022	$119,019
Temporary investments	83,121	112,237
Accounts receivable, net	49,644	50,610
Inventories	46,995	47,719
Deferred tax assets	5,339	13,369
Other current assets	15,191	10,744
Total current assets	427,312	353,698

Property, plant and equipment, net	69,713	56,778
Long-term investments	17,522	27,086
Goodwill	129,651	129,651
Other intangible assets, net	66,720	74,823
Other assets	15,403	17,907
Total assets	$726,321	$659,943

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$26,699	$29,629
Accrued liabilities	32,389	55,842
Deferred revenue	3,853	5,020
Deferred tax liabilities	4,041	3,334
Total current liabilities	66,982	93,825

Deferred tax liabilities - non-current	1,000	11,120
Other long-term liabilities	28,151	26,383

Shareholders’ equity	630,188	528,615
Total liabilities & shareholders' equity	$726,321	$659,943

SEMTECH CORPORATION
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Table in thousands)

	Twelve Months Ended
	January 29,	January 30,
	2012	2011
	(Unaudited)

Cash flows from operating activities:
Net income	$89,087	$72,572
Adjustments to reconcile net income to net cash provided by operations
Depreciation and amortization	18,543	16,448
Impairment of acquired intangible assets	2,470	-
Deferred income taxes	(2,023)	3,184
Stock-based compensation	24,020	29,010
Excess tax benefits on stock based compensation	(2,279)	(891)
Loss on disposition of property, plant, and equipment	1,022	69
Changes in assets and liabilities	(31,008)	(26,591)
Net cash provided by operations activities	99,832	93,801

Cash flows from investing activities:
Purchase of available-for-sale investments	(93,330)	(168,802)
Proceeds from sales and maturities of available-for-sale investments	131,748	110,987
Proceeds from sales of property, plant, and equipment	46	76
Purchase of property, plant, and equipment	(21,564)	(25,537)
Purchase of intangible assets	(3,000)	-
Net cash used in investing activities	13,900	(83,276)

Cash flows from financing activities:
Excess tax benefits on stock based compensation	2,279	891
Proceeds from issuance of common stock	42,661	29,823
Repurchase of outstanding common stock	(50,665)	(2,819)
Net cash provided by financing activities	(5,725)	27,895
Effect of foreign currency translation on cash and cash equivalents	(4)	1

Net increase in cash and cash equivalents	108,003	38,421
Cash and cash equivalents at beginning of period	119,019	80,598

Cash and cash equivalents at end of period	$227,022	$119,019

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME
(Tables in thousands - except per share amounts)

	Three Months Ended			Twelve Months Ended
	January 29,	October 30,	January 30,	January 29,	January 30,
	2012	2011	2011	2012	2011
Stock-based Compensation Expense	Q4 2012	Q3 2012	Q4 2011	FY 2012	FY 2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cost of sales	$272	$238	$325	$983	$1,802
Selling, general and administrative	4,798	2,757	3,797	15,839	19,310
Product development and engineering	1,802	2,046	1,962	7,198	7,898
Total stock-based compensation expense	$6,872	$5,041	$6,084	$24,020	$29,010

	Three Months Ended			Twelve Months Ended
	January 29,	October 30,	January 30,	January 29,	January 30,
	2012	2011	2011	2012	2011
Gross Profit - Reconciliation GAAP to Non-GAAP	Q4 2012	Q3 2012	Q4 2011	FY 2012	FY 2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP gross profit	$59,664	$73,407	$70,006	$285,645	$268,306
Adjustments to GAAP gross profit:
Stock-based compensation expense	272	238	325	983	1,802
Fair value adjustment related to acquired inventory	-	-	-	-	2,311
Non-GAAP gross profit	$59,936	$73,645	$70,331	$286,628	$272,419

	Three Months Ended			Twelve Months Ended
	January 29,	October 30,	January 30,	January 29,	January 30,
	2012	2011	2011	2012	2011
Net Income - Reconciliation GAAP to Non-GAAP	Q4 2012	Q3 2012	Q4 2011	FY 2012	FY 2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP net income	$12,388	$26,979	$26,003	$89,087	$72,572

Adjustments to GAAP net income:
Stock-based compensation expense	$6,872	$5,041	$6,084	$24,020	$29,010
Transaction and other expenses	1,963	921	-	2,884	-
Legal expenses related to stock option matters	5	8	289	199	13,590
Fair value adjustment related to acquired inventory	-	-	-	-	2,311
Amortization of acquired intangible assets	2,075	2,103	2,304	8,383	9,520
Impairment of acquired intangible assets		2,470	-	2,470	-
Reorganization costs	-	1,981	-	1,981	-
Total before taxes	10,915	12,524	8,677	39,937	54,431
Associated tax effect	(1,687)	(4,460)	(3,710)	(9,189)	(16,833)
Total of supplemental information net of taxes	9,228	8,064	4,967	30,748	37,598
Non-GAAP net income	$21,616	$35,043	$30,970	$119,835	$110,170

Diluted GAAP earnings per share	$0.19	$0.40	$0.39	$1.32	$1.12
Adjustments per above	$0.13	0.12	0.08	0.46	0.59
Diluted non-GAAP earnings per share	$0.32	$0.52	$0.47	$1.78	$1.71

	Three Months Ended			Twelve Months Ended
	January 29,	October 30,	January 30,	January 29,	January 30,
	2012	2011	2011	2012	2011
Tax Impact Associated With Supplemental Information	Q4 2012	Q3 2012	Q4 2011	FY 2012	FY 2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjustments to GAAP net income:
Stock-based compensation expense	$936	$2,798	$2,551	$5,693	$9,170
Transaction and other expenses	398	156	-	555	-
Legal expenses related to stock option matters	2	8	794	77	4,909
Fair value adjustment related to acquired inventory	-	-	-	-	878
Amortization of acquired intangible assets	351	674	365	2,040	1,876
Impairment of acquired intangible assets		256	-	256	-
Reorganization costs	-	568	-	568	-
Total of associated tax effect	$1,687	$4,460	$3,710	$9,189	$16,833

	Three Months Ended
	January 29,	October 30,	January 30,
	2012	2011	2011
	Q4 2012	Q3 2012	Q4 2011
	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow:

Cash Flow from Operations	26,264	32,982	29,195
Net Capital Expenditure	(3,529)	(2,735)	(7,521)
Free Cash Flow:	22,735	30,247	21,674

Q1 FY13 Earnings Per Share Guidance
GAAP to Non-GAAP Reconciliation (net of tax)
	Low	High
GAAP EPS	0.17	0.21

Stock based compensation expense	0.08	0.08
Amortization of acquired intangibles	0.03	0.03

Non-GAAP EPS	0.28	0.32

CONTACT:
Semtech Corporation
Linda Brewton, 805-480-2004
webir@semtech.com